Exhibit 10.9

INTELLECTUAL PROPERTY PURCHASE
AND ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY PURCHASE & ASSIGNMENT AGREEMENT (the "Agreement") effective as of the date last signed below (the "Effective Date"), is by and between Intertech Holdings, LLC (the "Assignor"), a Delaware limited liability company having a principal business address el Meadow Lane, Woodcliff Lake, New Jersey 07677, and Quest NetTech Corporation, a Texas Corporation (the "Assignee"), having a business address at 251 W81st St, Suite 7B, New York, NY 10024. Assignor, and Assignee are each a "Party" to this Agreement and collectively, the "Parties" to this Agreement.

INTRODUCTION

WHEREAS, Assignor is the owner of all right, title and interest in United States Patents 5,128,752, 5,227,874, 5,249,044, 5,283,734, 5,368,129 and 5,508,731 and defined herein as the "Patent Portfolio";

WHEREAS, Assignor wishes to sell and Assignee wishes to purchase all right, title, and interest in the Patent Portfolio, including, without limitation, all rights to sue for past, present, and future infringement, including the right to collect and receive any damages, royalties, or settlements for such infringements, all rights to sue for injunctive or other equitable relief, and any and all causes of action relating to any of the inventions or discoveries thereof ("collectively the Patent Rights");

WHEREAS, Assignee will engage in activities to license third parties under the Patent Rights for fees to be determined by the Assignee in their sole discretion ("Licensing Activities");

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by Assignor, and Assignee, the Parties hereto agree as follows:

1.      Definitions:

1.1. "Compensable Costs" shall mean reasonable and necessary, attorney's fees, expert fees, and other expenses incurred in support of Licensing Activities including those required to answer and prosecute any reexamination proceedings and Litigation Costs. Any such Compensable Costs shall be no higher than such costs would be on the open market. Assignee shall pay any maintenance fees due on The Patents, however, such maintenance fees shall be considered Compensable Costs.

1.2. "Litigation Costs" shall mean any costs or expenses that the Assignee may bear (such as litigation attorney's fees, out of pocket disbursements, court costs). Such Litigation Costs shall be fronted and advanced by the Assignee. Any fee arrangement with contingency fee counsel shall be no higher than the market rates for contingency fee counsel. Any Litigation Costs shall be no higher than the market price of such costs. If the Assignee engages a contingency fee counsel in which the Assignee or any of its principals own an equity stake, or otherwise derive salary from, Buyer shall disclose such arrangement to Seller.

2.      Assignment. Assignor hereby sells, assigns, transfers, and conveys to Assignee, and its successors and assigns, all right, title, and interest in the Patent on Portfolio. The Assignment of rights granted herein include, but are not limited to: the right to prosecute existing and further patent applications, file further applications, receive new patents, collect royalties and enforce any past, present or future causes of action, enforcement rights, claims, or demands presently or hereafter accruing with respect to the same, including the right to sue or bring other actions for past, present, and future infringement thereof anywhere in the world as well as the right to collect damages and obtain injunctive relief as a result thereof. Notwithstanding the above, Assignee shall not acquire any rights to collect royalties pursuant to license agreements that have been previously executed by predecessors in interest to the any of the patents in the Patent Portfolio. Any such pre-existing royalty agreements shall remain with the original party that is entitled to receive any such royalty payments.

2.1 Assignor agrees that, effective as of the date of execution of this agreement, Assignor hereby terminates the exclusive license agreement between Assignor and Applied Interact, LLC and Applied Interact, LLC, hereafter, has no rights whatsoever to the listed Patents including the rights to practice the patents, license or sublicense the patents, or enforce the patents in a legal proceeding.

3.       Assignment Form. Concurrent with execution of this Agreement, Assignee shall execute the assignment annexed to this Agreement as Exhibit A, and shall agree to execute other assignment forms as may be requested by Assignee for the purpose of recording Assignee's interest in the Patent Portfolio.

4.      Further Assurances.

4.1. Assignor further agrees that Assignor will: execute, verify, acknowledge and deliver all such further papers, including applications, powers of attorney, and instruments of transfer, to facilitate Assignee's right to obtain, prosecute, perfect, protect, maintain, defend or enforce the Patent Portfolio. In the event that Assignee is unable for any reason whatsoever to secure Assignor's signature to any document when so required to effectuate fully this Agreement, after reasonable efforts to do so, Assignor hereby irrevocably designates and appoints Assignee and Assignee's duly authorized officers and agents (to be selected by Assignee), as Assignor's agents and attorneys-in-fact to act for and on its behalf and instead of it, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of the foregoing, with the same legal force and effect as if executed by Assignor.

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4.2. Assignee will be responsible for fronting and advancing all costs, expenses and fees associated with the Licensing Activities of the Patent Rights. The Licensing Activities will be backed by a commitment by Assignee to provide, as necessary, reasonable Compensable Costs

4.3. Assignee will engage a contingency fee counsel to represent the Assignee in litigations. Assignee shall front and advance any Litigation Costs. Any fee arrangement with contingency fee counsel shall be no higher than the market rates for contingency fee counsel. Any Litigation Costs shall be no higher than the market price of such costs. Any fee arrangement may be on a full or partial contingency basis. If such arrangement is on a partial contingency basis, any partial or full payment of litigation attorney's fees or out of pocket disbursements shall constitute Compensable Costs. If the Assignee engages a contingency fee counsel in which the Assignee or any of their principals own an equity stake, or otherwise derive salary from, Assignee shall disclose such arrangement to Assignor.

4.4. Assignee or its designee will retain full control over the Patent Portfolio, including but not limited to the sole right to choose prospective licensees or litigation defendants and to set the terms of any license and/or litigation settlement.

4.5. Assignor will reasonably cooperate with Assignee, in such a way as to not to interfere with the other business activities of Assignor's principals, in any and all Licensing Activities or other proceedings involving the Patent Portfolio and will use reasonable efforts to secure the cooperation of its agents, employees and representatives.

4.6. Assignor agrees to provide reasonable cooperation requested by Assignee and its agents in support of the Licensing Activities. However, any legal expenses incurred as a result of such cooperation, in responding to a subpoena in connection with licensing activities, or if the Assignor or its members or directors are named as parties in any litigation in furtherance of the Licensing Activities, shall be, at the option and election of Assignee, either advanced by Assignee, or provided by legal counsel representing the Assignee in any licensing activities, at no out of pocket cost to the Assignor or its Members or directors, except that any such costs or expenses shall be Compensable costs.

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5.      Delivery. Upon execution of this Agreement, Assignor shall deliver the following to Assignee: (a) executed originals of the Assignment in Exhibit A hereto, (b) all files and original documents owned or controlled by Assignor relating to the filing and prosecution of the Patent and Patent Application Portfolio and the invention of the subject matter thereof (hereinafter collectively referred to as "Deliverables").

6.      Payment. In consideration of Assignor's obligations under this Agreement, including without limitation the sale and assignment of the Patent and Patent Application Portfolio and the transfer of all rights therein to Assignee, Assignee shall pay the following amounts as part of the purchase price of the Patent Portfolio:

6.1. After recovery of the Compensable Costs by Assignee which shall include all Litigation Costs, Assignor shall receive eighty percent (80%) of the Adjusted Gross Recoveries, which is determined by the net proceeds from Licensing Activities after recovery of any Compensable Costs by Buyer. Assignee shall provide Assignor with quarterly reports setting forth the Licensing Activities of the Assignee for the previous calendar quarter. Such quarterly reports shall be provided within 30 days after the end of each calendar quarter which end on March 31, June 30, September 30 and December 31.

7.      Representations and Warranties.

7.1. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee the following:

7.1.1. This Agreement has been duly executed and delivered by Assignor and constitutes a valid and binding obligation of Assignor enforceable in accordance with its terms and that Assignor has the right and authority to enter into this Agreement.

7.1.2. The execution, delivery, and performance of this Agreement and the assignment of the rights contemplated by this Agreement (a) does not violate any provision of law, (b) does not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute (with or without notice or lapse of time or both) a default under or a violation of, Assignor's operating or governing agreement or any indenture, loan, or credit agreement, note agreement, deed of trust, mortgage, security agreement, or other agreement, lease or other instrument, commitment or arrangement to which Assignor is a party, and (c) does not result in the imposition of any lien or other encumbrance on the Patent or Patent Application Portfolio.

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7.1.3. Assignor or its wholly owned subsidiary Applied Interact, LLC is the sole and exclusive owner of all right, title and interest in the Patent and Patent Application Portfolio and to sue for infringement thereof.

7.1.4. The Patent and Patent Application Portfolio is free and clear of licenses, liens, mortgages, security interests, claims and restrictions on transfer or encumbrances of any kind to or of any person or entity.

7.1.5. Except for the declaratory judgment action filed by Delta Airlines against Assignor in the United States District Court for the District of Delaware on December 8, 2009, Assignor is not aware of and does not know of any private, governmental, judicial, administrative, or regulatory action, suit, proceeding, claim, or investigation, pending before any agency, court, or tribunal, or panel, or to Assignor's best knowledge, threatened against Assignor relating to or involving the Patent Portfolio which would restrain or invalidate this agreement.

7.1.6. To the best of Assignor's knowledge the issued patents of the Patent Portfolio are not presently the subject of any reexamination, reissue, interference or similar proceeding and the Assignor has not received any notice concerning such a proceeding.

7.1.6.1. To the best of Assignor's knowledge the issued patents of the Patent and Patent Application Portfolio have not been declared invalid or unenforceable in any proceeding, are not the subject of any other proceeding to invalidate any claim thereof, and are not currently at issue in any litigation.

7.1.7. Assignor has disclosed to Assignee the entire extent of its claim or ownership of the Patent and Patent Application Portfolio as defined by this Agreement.

7.2. Representations and Warranties of Assignee. Assignee represents and warrants to Assignor that Assignee has the right and authority to enter into this Agreement.

8.      Performance Commitment. Assignee agrees that in the event that it does not execute patent licenses (with a total aggregate value of no less than ($250,000) or file and serve litigation complaints against at least 10 unrelated entities within 18 months after the transfer of The Patent Portfolio to Assignee, the Assignee shall transfer the Patent Portfolio back to Assignor at the Assignor's request. In the event of such transfer back to Assignor, Assignee shall not be entitled to recover any monies, including but not limited to any fronting or advance of Compensable Costs, and shall waive any claim it may have against Seller, its directors or members.

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8.2 Not withstanding the above, to the extent there are pending litigation at the time of such transfer back to Assignor, Assignor agrees to be bound by any contingency fee agreements entered into by the Assignee during the 18 month period. Except that, not withstanding the preceding, Assignor does not have to agree to be bound by any contingency fee agreement that would require Assignor to provide or pay capital, fees or any costs prior to a resolution of any such litigation.

9.     Confidentiality.

9.1 The Parties have entered into a certain Common Interest and Confidentially Agreement dated October 21, 2009 {the "Confidentiality Agreement") and the Parties agree that the terms and conditions of this Agreement shall be governed and controlled by the Confidentiality Agreement, a copy of which is annexed hereto and the provisions of which are incorporated herein and made a part hereof as if set forth verbatim. Notwithstanding the foregoing, it is agreed and understand that the Assignee may disclose the terms and conditions of this Agreement to its officers, directors, note holders, investors and stockholders and such parties may in turn disclose the terms and conditions of this agreement with their tax and legal advisors.

10.    Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement each Party shall be and act as an independent contractor and shall neither bind nor attempt to bind the other Party in any manner.

11.    General.

11.1. Successors and Assigns. This Agreement, and each of its provisions, will be binding on and inure to the benefit of Assignor, and Assignee as well as Assignee's respective successors and assigns.

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11.2. Notices. Unless otherwise specified herein, all notices, requests, payments, demands, and other communications required to or permitted to be given under this Agreement shall refer to this Agreement and be delivered by hand, or dispatched by prepaid air courier addressed to the following:

For Assignor:

Jaime Siegel

1 Meadow Lane

Woodcliff Lake, NJ 07677

For Assignee:

Jon Scahill

251 W81st St.

Suite 7B

New York, NY 10024

With copy to:

Dickstein Shapiro

1633 Broadway

New York, NY 10019

Attn: Alfred Fabricant

11.3. Waiver. The failure of a Party to require performance by another Party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

11.4. Inspection. Assignor shall have, upon reasonable notice, right of inspection as to all contracts executed by the Assignee and audit rights as to distribution of all recoveries.

11.5. Severability. The provisions of this Agreement are severable, and should any provisions be determined, by agreement of the Parties or by a court of competent jurisdiction, to be invalid, illegal, or unenforceable, the remaining provisions shall be valid and shall remain in full force effect. Further, if modification of any provision is required, such modification shall, if possible, be done to make the provision valid and enforceable.

11.6. Controlling Law; Jurisdiction. This Agreement and all of its provisions shall be governed by, construed and interpreted in accordance with, the laws of the State of New York, as applicable to contracts executed and delivered in New York between New York residents and which are to be performed wholly within New York, without regard to principles of conflicts of law. The Parties agree that any dispute arising out of this Agreement (including any of its provisions) shall be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York. Each Party hereby agrees to submit to the personal and exclusive jurisdiction, subject matter jurisdiction, and venue of such court and not to seek the transfer of any case or proceeding out of such court. If the Court declines jurisdiction, then the Parties agree that any dispute will be subject to the exclusive jurisdiction of the State Courts of New York.

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11.7. Entire Agreement Modification. This Agreement (together with all exhibits hereto) constitutes the entire agreement between the Parties concerning the subject matter hereof. This Agreement replaces and fully supersedes any prior verbal or written understandings, term-sheets, communications, or representations between the Parties. This Agreement shall not be modified (including, without limitation, any ability to make changes to this section and the modification provision) except by a subsequently dated written amendment signed by a duly authorized representative of each Party.

12.    Counterparts. This Agreement may be executed in multiple counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by the signature of its duly authorized officer as of the date written below.

Intertech Holdings, LLC		Quest NetTech Corporation

By:	/s/ Jaime Siegel	By:	/s/ Jon C. Scahill

Member of Board of Members		Jon C. Scahill
[TITLE]		Chairman

NOTARIAL CERTIFICATION OF ASSIGNOR

I, JOAN MINICVECI, a Notary Public of STATE OF NEW JERSEY, hereby certify that JAIME SIEGEL, who executed the attached document before me on DECEMBER 21, 2002 has proven to me on the basis of satisfactory evidence, that he/she had and has full authority to execute documents on behalf of Assignor, a Limited Liability Company organized under the laws of the State of Deleware, doing business at 1 MEADOW LANE, WOODCLIFF LAKE, NJ.

/s/ Joan Minicveci
Notary Public

My commission expires: 9/30/2012

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EXHIBIT A

ASSIGNMENT

WHEREAS, Intertech Holdings, LLC(the "Assignor"), having a principal business address I Meadow Lane, Woodcliff Lake, New Jersey 076777 is hereafter referred to as Assignor, have acquired all right title and interest to the inventions of certain new and useful improvements disclosed in certain patents and patent applications recited in the Patent and Patent Application Portfolio List attached hereto, for which applications for a United States Letters Patent were executed and Patents have been granted;

WHEREAS, Quest NetTech Corporation a Texas corporation, herein referred to as "Assignee" whose mailing address is 251 W81st St., Suite 7B, New York, NY 10024 is desirous of acquiring the entire right, title and interest in the same;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Assignor agrees as follows: Assignor agrees to assign, and hereby does assign, to the Assignee its entire right, title and interest in and to each of the patents listed below, as well as to the "Assigned Applications" in the United States of America and all other countries, where "Assigned Applications" means the patents and patent applications recited in the attached Patent List, as well as any and all pending patent applications, including any and all inventions, discoveries and other subject matter described therein, any divisional, continuation, continuation-in-part, substitute, reissue, re-examination or other application claiming priority to or benefit of the patent applications pursuant to any law or treaty, and any patent issuing from the foregoing. this Assignment expressly and specifically, without limitation, assigns to Assignee all rights to sue for past, present, and future infringement, including the right to collect and receive any monetary damages, royalties, or settlements for such infringements, all rights to sue for injunctive or other equitable relief, and any and all causes of action anywhere in the world. Assignor agrees to assign, and hereby does assign, to Assignee the right to claim such priority or benefit. Assignor has not previously conveyed, nor are they aware of an obligation to convey, their rights in the Assigned Applications to a third party. Assignor hereby authorizes the U.S. Patent and Trademark Office, and any other governmental agency in the world, to issue to Assignee all patents resulting from the Assigned Applications and to record Assignee's ownership thereof. At Assignee's reasonable request Assignor agrees, without further remuneration, to execute and deliver documents prepared at Assignee's expense and to provide other cooperation, such as testimony at Assignee's sole cost and expense, as may be reasonably required to evidence or protect Assignee's rights in the Assigned Applications. Assignee may assign or transfer all or part of its rights set forth herein in its sole discretion. Assignor agrees that Assignee may affix hereto or hereon an indication, with its signature, of its acceptance of the assignment and other provisions hereof. If any provision hereunder is unenforceable, the requirements of the provisiOn shall remain to the full extent permissible by law and the offending portions thereof shall be deemed replaced, to the extent possible, with a provision most closely reflecting the purpose of the offending provision.

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PATENT LIST

5,128,752

5,227,874

5,249,044

5,283,734

5,368,129

5,508,731

/s/ Jaime Siegel
Intertech Holdings, LLC
(Date) 12/21/09

NOTARIAL CERTIFICATION OF ASSIGNOR

I, JOAN MINICVECI, a Notary Public of STATE OF NEW JERSEY, hereby certify that JAIME SIEGEL, who executed the attached document before me on DECEMBER 21, 2009 has proven to me on the basis of satisfactory evidence, that he/she had and has full authority to execute documents on behalf of Assignor, a Limited Liability Company organized under the laws of the State of Deleware, doing business at 1 MEADOW LANE, WOODCLIFF LAKE, New Jersey 07677.

/s/ Joan Minicveci
Notary Public

My commission expires: 9/30/2012

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Second Rider and Amendment to Intellectual Property Purchase And
Assignment Agreement Dated as of December 21, 2009

This Second Rider and Amendment (hereinafter "Second Rider") is intended by the parties hereto to modify and amend the terms of the Intellectual Property Purchase And Assignment Agreement dated as of December 21, 2009 along with the Rider and Amendment to Intellectual Property Purchase And Assignment Agreement (collectively "the Agreement"). Upon execution hereof, this Second Rider shall be affixed to and become a part of the Agreement. In consideration for the payment of the sum of ten dollars ($10.00) by Quest NetTech Corporation to Intertech Holdings, LLC, the receipt of which is hereby acknowledged and for other good and valuable consideration, the parties hereto agree as follows:

1. The Parties agree to the following revisions to the Agreement:

a. the time period of Paragraph 8 of the Agreement, "one hundred eighty 180 days after (i) a final non-appealable judgment is entered in the Delta Lawsuit (as defined in the Rider) as to all parties; or (ii) a final non-appealable Order of Dismissal With Prejudice is entered in the Delta Lawsuit against all parties with respect to all claims and counterclaims (the "Performance Period")" is stricken from the Agreement and replaced with the following "for as long as Quest NetTech Corporation is actively engaged in efforts to monetize the Patent Portfolio through licensing or litigation ("Performance Period")."

b. added to the Patent List in Exhibit A of the Agreement are patent numbe 5697844, 5713795, 5759101, 5916024, and 6443840

2. Except as expressly provided herein all other terms and provisions of the Agreement shall remain in full force and effect.

Intertech Holdings, LLC		Quest NetTech Corporation

By:	/s/ Jaime Siegel	By:	/s/ Jon C. Scahill

Dated: October 25, 2011		Dated: October 25, 2011

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Third Rider and Amendment to Intellectual Property Purchase And
Assignment Agreement Dated as of December 21, 2009

This Third Rider and Amendment (hereinafter "Third Rider") is intended by the parties hereto to modify and amend the terms of the Intellectual Property Purchase And Assignment Agreement dated as of December 21, 2009 along with the Rider and Amendment to Intellectual Property Purchase And Assignment Agreement and the Second Rider and Amendment to Intellectual Property Purchase And Assignment Agreement (collectively "the Agreement"). Upon execution hereof, this Third Rider shall be affixed to and become a part of the Agreement. In consideration for the payment of the sum of ten dollars ($10.00) by Quest NetTech Corporation to Intertech Holdings, LLC, the receipt of which is hereby acknowledged and for other good and valuable consideration, the parties hereto agree as follows:

1. The Parties agree to the following revisions to the Agreement:

a. the Payment provision of Paragraph 6.1 of the Agreement, "[a]fter recovery of the Compensible Costs by Assignee which shall include all Litigation Costs Assignor shall receive eighty percent (80%) of the Adjusted Gross Recoveries, which is determined by the net proceeds from Licensing Activities after recovery of any Compensable Costs by Buyer. Assignee shall provide Assignor with quarterly reports setting forth the Licensing Activities of the Assignee and SPE for the previous calendar quarter. Such quarterly reports shall be provided within 30 days after the end of each calendar quarter which end on March 31, June 30, September 30 and December 31" is stricken from the Agreement and replaced with the following "[a]fter recovery of the Compensible Costs by Assignee which shall include all Litigation Costs, but exclude any contingency legal fees, the cost of which is the responsibility of and to be borne by Assignee, Assignor shall receive thirty-three percent (33%) of the Adjusted Gross Recoveries, which is determined by the net proceeds from Licensing Activities after recovery of any Compensable Costs by Buyer. Assignee shall make disbursement to Assignor from Adjusted Gross Recoveries from Licensing Activities and provide Assignor with accounting reports setting forth the calculation of said disbursements within 30 days of receipt of said funds by Assignee."

2. Except as expressly provided herein all other terms and provisions of the Agreement shall remain in full force and effect.

Intertech Holdings, LLC		Quest NetTech Corporation

By:	/s/ Jaime Siegel	By:	/s/ Jon C. Scahill
	JAIME SIEGEL		JON C. SCAILL

Dated: 8/5/13		Dated: 8/5/13

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